Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Crawford United Corporation Amended and Restated 2013 Omnibus Equity Plan of our report dated March 12, 2020 with respect to the consolidated financial statements and schedules of Crawford United Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio

May 29, 2020